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                                                            EXHIBIT 23.1(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our report dated July 10, 1998, except with respect to the matter discussed in Note 13, as to which the date is January 26, 1999, on the financial statements of the Occidental Contributed Business (and to all references to our Firm) included in or made a part of this registration statement.

                                          Arthur Andersen LLP

Dallas, Texas

August 30, 1999